UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2016

NEXUS BIOPHARMA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53207	75-3267338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hillside Ave, Suite 108 Montclair, NJ	07042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (832)758-7488

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2016, Nexus BioPharma, Inc. (the “Company”) entered into a Memorandum of Understanding with TransChem, Inc. (“TransChem”) pursuant to which the Company will sublicense a portion of TransChem’s technology relating to kinase inhibition for a term that corresponds with the date of  the expiration of the last patent covered by TransChem license agreement. The Company will pay TransChem a four percent royalty on the sales of any products developed using the licensed technology.

The shareholders holding 36 % of the outstanding shares of the common stock of the Company own 66% of the outstanding shares of TransChem.

Item 8.01 Other Events.

On October 7, 2016, the Company released a press release with respect to the foregoing.   A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release issued October 7, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXUS BIOPHARMA INC.

Date: October 13, 2016	By:	/s/ Warren Lau
Warren Lau Chief Executive and Chief Financial Officer